SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or Section 15(d)
                     of the Securities Exchange Act of 1934





                        Date of Report - January 31, 2001



                              CH ENERGY GROUP, INC.
                ------------------------- ----------------------
             (Exact name of registrant as specified in its charter)




NEW YORK                             0-30512                        14-1804460
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State or other                  (Commission File                   (IRS Employer
jurisdiction of                  Identification)                       Number)
incorporation number


284 South Avenue, Poughkeepsie, New York                             12601-4879
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code (845) 452-2000


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Item 2. Acquisition or Disposition of Assets

                  Reference is made to Item 5 of Registrant's Current Report, on Form 8-K, dated August 8, 2000, for a description of the agreements of its wholly owned subsidiary Central Hudson Gas & Electric Corporation ("Central Hudson") to sell Central Hudson's interests in the Roseton Electric Generating Plant ("Roseton Plant") and the Danskammer Electric Generating Plant ("Danskammer Plant") to Dynegy Power Corp. ("Dynegy").

                  Effective January 30, 2001, Central Hudson sold its interests in the Roseton Plant and the Danskammer Plant to affiliates of Dynegy. Dynegy Danskammer LLC acquired the Danskammer Plant and Dynegy Roseton LLC acquired Central Hudson's interest in the Roseton Plant. The total consideration received by Central Hudson for the sale of such interests was approximately $713 million, subject to possible post-closing adjustments.



















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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CH ENERGY GROUP, INC.
                                      (Registrant)


                                 By: /s/ Donna S. Doyle
                                     --------------------------
                                         DONNA S. DOYLE
                                      Vice President - Accounting and Controller

Dated:    January 31, 2001

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